SOMATIX THERAPY CORPORATION
                     1992 STOCK OPTION PLAN
               (AS AMENDED THROUGH MARCH 15, 1995)


                           ARTICLE ONE

                       GENERAL PROVISIONS

   I.     PURPOSES OF THE PLAN

          A. This 1992 Stock Option Plan (the "Plan") was implemented, as of September 15, 1992 (the "Effective Date"), to promote the interests of Somatix Therapy Corporation, a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. This Plan shall serve as the successor to the Somatix Therapy Corporation 1983 Stock Option Plan (the "1983 Plan"), and no further option grants shall be made under the 1983 Plan from and after the Effective Date. All options outstanding under the 1983 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

          C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other


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      than the last corporation) in the unbroken chain owns,
      at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  II.     STRUCTURE OF THE PLAN

          A. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive a special option grant to purchase shares of the Corporation's common stock.

          B. The provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals in the Plan.

 III.     ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by a committee ("Committee") of two (2) or more non-employee Board members appointed by the Board. No Board member shall be eligible to serve on the Committee if such individual has, within the twelve
(12)-month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations and interpretations concerning such program and any outstanding option thereunder as it may deem necessary or advisable. The decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Discretionary Option Grant Program.

          C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.


                               2.

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  IV.     ELIGIBILITY FOR OPTION GRANTS

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

            (i)     officers and other key employees of the
     Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

           (ii)     non-employee members of the Board;

          (iii) non-employee members of the board of directors of any parent or subsidiary corporation; and

           (iv) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. Members of the Committee while serving as the Plan Administrator shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Corporation or its parent or subsidiary corporations, other than pursuant to the Automatic Option Grant Program under Article Three.

          C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive discretionary option grants under Article Two, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

   V.     STOCK SUBJECT TO THE PLAN

          A. Shares of the Corporation's common stock, par value $0.01 per share ("Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan

                               3.

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from and after the Effective Date shall not exceed 3,200,000 1/
shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve is comprised of (i) the aggregate number of shares which remained available for issuance under the 1983 Plan as of the Effective Date of this Plan, including (a) the shares subject to the outstanding options incorporated into this Plan from the 1983 Plan and any other shares which would have been available for future option grant under the 1983 Plan plus (b) the increase of 300,000 shares of Common Stock to the 1983 Plan authorized by the Board in June 1992 and approved by the stockholders at the 1992 Annual Meeting, (ii) the increase of 400,000 shares of Common Stock to this Plan authorized by the Board in September 1992 and approved by the stockholders at the 1992 Annual Meeting and (iii) the additional increase of 1,000,000 shares of Common Stock to this Plan authorized by the Board in September 1994 and approved by the stockholders at the 1994 Annual Meeting. To the extent one or more outstanding options under the 1983 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          B. In no event may any individual participating in the Plan be granted stock options or separately exercisable stock appreciation rights after August 31, 1994 for more than twenty-five percent (25%) of the total number of shares of Common Stock available for issuance under the Plan from and after that date, including any and all share increases subsequently approved by the stockholders. For purposes of this limitation, no stock options or stock appreciation rights granted prior to September 1, 1994 shall be taken into account.

          C. Should one or more outstanding options under this Plan (including any outstanding options under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with
Section V of Article Two and Section III of Article Three and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grant under the Plan. Should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1983 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross

_________________________

     1/ Not more than 2,987,562 shares may be issued under the Plan from and after August 31, 1994, subject to periodic adjustment under
Section V of Article One.

                               4.

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number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

          D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options or separately exercisable stock appreciation rights in the aggregate after August 31, 1994,
(iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan (including each outstanding option incorporated into this Plan from the 1983 Plan), and (iv) the number and/or class of securities for option grants are subsequently to be made to each newly elected non-employee Board member under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                               5.

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                           ARTICLE TWO

                          OPTION GRANTS


   I.     TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

          A.   Option Price.

               1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

               2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of
Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

               -    cash or check made payable to the
      Corporation's order;

               -    shares of Common Stock held by the
      optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

               - to the extent the option is exercised for fully vested shares, through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for

                               6.

      the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               For purposes of this subparagraph 2, the Exercise
Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

               3. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

               -    If the Common Stock is not at the time
      listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of Fair Market Value.

               - If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          B.   Term and Exercise of Options.

               Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten
(10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee's death.


                               7.

          C.   Termination of Service.

               1.   Except to the extent otherwise provided
pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death:

               -    Should the optionee cease to remain in
      Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

               -    In the event such Service terminates by
      reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve
      (12)-month period following the date of such cessation of Service.

               - Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's cessation of service. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

               - Under no circumstances, however, shall any option be exercisable after the specified expiration date of the option term.

               -    During the applicable post-Service
      exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) for which that option is exercisable at the time of the optionee's cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any shares for which the option was exercisable at the time of the optionee's cessation of Service but for which that option has not otherwise been exercised. However, each outstanding option held by the optionee shall terminate and cease to remain outstanding, immediately upon such optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.


                               8.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

               - The optionee shall be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

               - The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to the work to be performed and the manner and method of performance.

          D.   Stockholder Rights.

               An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

  II.     INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

          A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

          B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or

                               9.

its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          C. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

          Except as modified by the preceding provisions of this
Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

 III.     CORPORATE TRANSACTIONS/CHANGES IN CONTROL

          A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                 (i)     a merger or consolidation in which
       the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                (ii)     the sale, transfer or other
      disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

               (iii)     any reverse merger in which the
      Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior

                               10.

to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or
(ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration and vesting of one or more outstanding options under this Article Two upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration and vesting upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

          F. For all purposes under the Plan, a Change in Control shall be deemed to occur in the event:

                               11.

                 (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 ("1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

  IV.     CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option).

   V.     STOCK APPRECIATION RIGHTS

          A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more

                               12.

optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

          B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

          E. For purposes of Section V.D, the following definitions shall be in effect:

               A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange

                               13.

offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation participating in the Plan.

               The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of the option cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

          F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

  VI.     LOANS OR INSTALLMENT PAYMENTS

          The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion.
Loans and installment payments may be granted with or without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

 VII.     EXTENSION OF EXERCISE PERIOD

          The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                               14.

                          ARTICLE THREE

                 AUTOMATIC OPTION GRANT PROGRAM


   I.     ELIGIBILITY

          A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the June 9, 1994 effective date of this Automatic Option Grant Program, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals serving as non-employee Board members on the June 9, 1994 effective date, provided in each instance that such individuals have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation). Each individual so eligible to receive an automatic option grant is hereby designated an "Eligible Director."

          B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program, the non-employee Board members who serve on the Committee acting as Plan Administrator shall not, during the period of such Committee service, be eligible to receive any additional option grants under this Plan or option grants or stock issuances under any other stock plan of the Corporation (or its parent or subsidiaries).

  II.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A. Grant Dates. Option grants will be made under this Article Three as follows:

                 (i)     Each Eligible Director serving as an
      Eligible Director on June 9, 1994 shall automatically be granted on such date a non-statutory stock option to purchase twenty-five thousand (25,000) shares of Common Stock upon the terms and conditions of this Article Three, provided such individual has not previously been granted an option by the Corporation to purchase shares of Common Stock, whether under this Plan or otherwise, in connection with services as either a non-employee Board member or an independent consultant.

                (ii)     Each Eligible Director who first
      becomes a non-employee Board member at any time after June 9, 1994, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase twenty-five thousand (25,000) shares of Common Stock, provided such individual has not previously

                               15.

      been granted an option by the Corporation to purchase shares of Common Stock, whether under this Plan or otherwise, in connection with services as either a non-employee Board member or an independent consultant.

          B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C. Payment. The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified in Section I.A.2 of Article Two.

          D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

          E. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares; provided, however, that no such grant shall become exercisable in whole or in part unless and until the stockholders approve this Automatic Option Grant Program at the 1994 Annual Meeting. Any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The optionee shall vest in the shares purchased or purchasable under the automatic grant, and the Corporation's repurchase right shall accordingly terminate, in a series of sixteen (16) successive equal quarterly installments upon the optionee's completion of each full calendar quarter of continued service as a Board member over the forty-eight (48)-month period measured from the first day of the first calendar quarter following
the automatic grant date.   The option shares shall also be subject
to accelerated as provided in Section III of this Article Three.
In no event, however, shall any additional option shares vest after the optionee's cessation of Board service.

          F. Non-Transferability. The following provision shall apply to each Eligible Director other than Mr. Eisenson (or any successor Eligible Director contractually committed to transfer his or her automatic option grant to Aeneas Venture Corporation as investment manager of the Harvard University Endowment Fund):

          - During the lifetime of each such Eligible Director, the option shall be exercisable only by the Eligible Director and shall not be assignable or transferable by the Eligible Director except by will or the laws of descent and distribution following his or her death.

          The following provision shall be applicable only to Mr.
Eisenson and any successor Eligible Director contractually committed to transfer his or her automatic option grant to Aeneas
Venture Corporation:

                               16.

          -    The automatic option grant made to Mr.
      Eisenson (and any similar automatic grants made to successor Eligible Directors contractually committed to transfer their grants to Aeneas Venture Corporation as investment manager of the Harvard University Endowment
      Fund) shall be transferable and assignable solely to Aeneas Venture Corporation. In the event of such assignment to Aeneas Venture Corporation, Aeneas Venture Corporation shall have the sole and exclusive right to exercise the option in accordance with the provisions of this Article Three, as and when such option becomes exercisable.

          G.   Effect of Termination of Board Membership.

               1. Should the Eligible Director cease to serve as a Board member for any reason (other than death or permanent disability) while holding an automatic option grant under this Article Three, then that individual shall have a three (3)-month period following the date of such cessation of Board service in which to exercise such option for any or all of the shares of Common Stock in which he or she is vested at the time of such cessation of Board service. However, the option shall immediately terminate and cease to remain outstanding, at the time of the optionee's cessation of Board service for any reason (including death or permanent disability), for any and all shares of Common Stock in which the optionee is not otherwise at that time vested under such option.

               2. Should the Eligible Director die while serving as a Board member or during the three (3)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock in which the optionee is vested at the time of such cessation of Board service, by the personal representative of his or her estate or by the person or persons to whom the option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution. Any such exercise of the option must, however, occur within twelve (12) months after the date of the Eligible Director's death.

          3. Should the Eligible Director become permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue
Code) while serving as a Board member, then that individual shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise his or her outstanding automatic grant for any or all of the shares of Common Stock in which he or she is vested at the time of such cessation of Board service.

          4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the optionee was vested at the time of his or her cessation of Board service but for which such option was not subsequently exercised.

          H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Director Automatic Grant Agreement attached as Exhibit A to the Plan.

 III.     CORPORATE TRANSACTION

          A. In the event of any Corporate Transaction (as defined in Section III of Article Two), the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all option grants under this Article Three shall terminate and cease to remain outstanding, except to the extent one or more such grants are assumed by the successor entity or its parent corporation.

          B. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  IV.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.


                               18.

                          ARTICLE FOUR

                          MISCELLANEOUS


   I.     AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever subject to Section IV of Article Three. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to stock options or stock appreciation rights the time outstanding under the Plan, unless the option holders consent to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any stock options outstanding thereunder) shall be in compliance with the applicable limitations of Section IV of Article Three. In addition, the Board shall not, without the approval of the Corporation's stockholders,
(i) increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted to newly elected non-employee Board members under Article Three or the maximum number of shares for which any one individual participating in the Plan may be granted stock options or separately-exercisable stock appreciation rights under the Plan after August 31, 1994, except for permissible adjustments under Section V.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

  II.     TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the 1934 Act) provide any or all holders of outstanding option grants under Article Two of the Plan with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at Fair Market Value on the applicable determination date for such

                               19.

Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

 III.     EFFECTIVE DATE AND TERM OF PLAN

          A.   This Plan first became effective on the Effective
Date and serves as the successor to the Corporation's 1983 Plan.
No further option grants shall be made under the 1983 Plan from and after the Effective Date.

          B. On June 9, 1994, the Board adopted a restatement of the Plan to add the Automatic Option Grant Program, and on September 29, 1994, the Board adopted a second restatement of the Plan to (i) increase the number of shares issuable under the Plan by an additional 1,000,000 shares, (ii) limit the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights after August 31, 1994 to twenty-five percent (25%) of the total number of shares of Common Stock available for issuance under the Plan from and after that date and (iii) extend
the term of the Plan to August 31, 2004.   Both 1994 restatements
were approved by the Corporation's stockholders at the 1994 Annual Stockholders Meeting. The provisions of each of the 1994 restatements shall apply only to options granted under the Plan from and after the effective date of that particular restatement. Subject to the foregoing limitations, options may be granted under this Plan at any time from and after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

          C. On March 15, 1995, the Board amended the Plan to extend the eligibility provisions of the Discretionary Option Grant Program so that all non-employee Board members will be eligible to receive one or more grants under the Discretionary Option Grant Program during their period of Board service, other than during their period of service on the Committee acting as the Plan Administrator. Such amendment is subject to stockholder approval at the 1995 Annual Meeting, and no option granted on the basis of such amendment shall become exercisable in whole or in part unless and until such stockholder approval is obtained. Should such stockholder approval not be obtained, then any option grants made on the basis of the March 15, 1995 amendment shall terminate and cease to be outstanding without ever becoming exercisable for any of the option shares, and non-employee Board members shall remain ineligible to participate in the Discretionary Option Grant Program. However, non-employee Board members would continue to be eligible for automatic option grants made pursuant to the provisions of Article Three.

          D. Each option issued and outstanding under the 1983 Plan immediately prior to the Effective Date of this Plan shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the

                               20.

holders of such options with respect to their acquisition of shares of Common Stock thereunder or their exercise of outstanding stock appreciation rights thereunder.

          E.   The Plan shall terminate upon the earlier of
(i) August 31, 2004 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

          F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

  IV.     USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

   V.     REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

  VI.     NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the restated Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the

                               21.

services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

 VII.     MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

          B. The provisions of the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                               22.

                            EXHIBIT A

          NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

                   SOMATIX THERAPY CORPORATION

                     1992 STOCK OPTION PLAN

          NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

RECITALS

          A. The Corporation has, with the approval of the stockholders obtained at the 1994 Annual Meeting, implemented an automatic option grant program under the 1992 Stock Option Plan (the "Plan"), pursuant to which certain non-employee members of the Corporation's Board of Directors (the "Board") will automatically receive option grants designed to encourage them to continue in the service of the Corporation.

          B. Optionee is a non-employee member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant on this day of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under Article Three of the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the automatic grant date (the "Grant Date") specified in the accompanying Notice of Grant of Non-Employee Director Stock Option (the "Grant Notice"), a stock option to purchase up to twenty-five thousand (25,000) shares of Common Stock (the "Option Shares"). The Option Shares shall be purchasable from time to time during the option term at the exercise price per share (the "Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date specified in the Grant Notice ("Expiration Date"), unless sooner terminated in accordance with Paragraph 5 or 7.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee, other than by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

          4. EXERCISABILITY. This option shall not be exercisable in whole or in part until the LATER of (i) the Grant Date or (ii) the date the plan amendment authorizing the automatic option grant program for non-employee Board members under the Plan is approved by the Corporation's stockholders at the 1994 Annual Meeting. Upon the later of such dates, this option shall become immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice, and shall remain so exercisable until the expiration or sooner termination of the option term. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

          5. CESSATION OF BOARD MEMBERSHIP. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

        (i) Upon Optionee's cessation of Board service for any reason, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 7.

       (ii) Should Optionee cease Board service (for any reason other than death or permanent disability) while this option remains outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) in which Optionee is vested on the date of Optionee's cessation of service as a Board member. Upon the expiration of such three
(3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding for those shares.

      (iii) Should Optionee die while serving as a Board member or during the three (3)-month period following Optionee's cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which the Optionee is vested at the time of Optionee's cessation of Board service, less any Option


                                  2.

Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

       (iv) Should Optionee become permanently disabled while serving as a Board member, then Optionee shall have a twelve
(12)-month period commencing with the date of such cessation of Board service in which to exercise this option for any or all Option Shares in which Optionee is vested at the time of such cessation of Board service. Upon the expiration of such twelve
(12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding for those vested Option Shares.

        (v) Optionee shall be deemed to be PERMANENTLY DISABLED if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          6.   ADJUSTMENT IN OPTION SHARES.

          A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to reflect such change and thereby preclude the dilution or enlargement of Optionee's rights and benefits hereunder.

          B. Upon the assumption of this option in connection with any Corporate Transaction under Paragraph 7, this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

          7.   SPECIAL ACCELERATION OF OPTION.

          A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                                 3.

       (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Corporation's incorporation, or

      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation; or

     (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, all Option Shares at the time subject to this option but not otherwise vested shall automatically vest and the Corporation's repurchase right shall terminate so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock.

          B. This option, to the extent not previously exercised, shall terminate immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent company.

          C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        8.     MANNER OF EXERCISING OPTION.

        A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

        (i) To the extent the option is exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for


                                  4.

one or more unvested Option Shares, Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a stock issuance agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares while subject to such repurchase right (the "Issuance Agreement").

       (ii) The aggregate Exercise Price for the purchased shares shall be paid in one or more of the following alternative forms:

          (a) cash or check made payable to the Corporation's order;

          (b) shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

          (c) to the extent the option is exercised for vested Option Shares, through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

      (iii) Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than Optionee.

          B. For purposes of this Agreement, the Exercise Date shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation, together with the appropriate Issuance Agreement for any unvested shares acquired under the option. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the Exercise Price for the purchased shares must accompany such notice.

          C. The Fair Market Value per share of Common Stock on any relevant date under this Agreement shall be determined in accordance with the following provisions:


                                  5.

               - If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of Fair Market Value.

               - If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          D. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the Option Shares purchased and paid for in accordance herewith. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

          E. In no event may this option be exercised for any fractional shares.

        9. STOCKHOLDER RIGHTS. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option and paid the Exercise Price for the purchased shares.

       10. NO IMPAIRMENT OF RIGHTS. Nothing in this Agreement shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.


                                 6.

       11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any securities exchange on which shares of the Common Stock may be listed for trading at the time of such exercise and issuance.

       12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

       13.     LIABILITY OF CORPORATION.

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article Four, Section III of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such approvals.

       14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 1301 Marina Village Parkway, Alameda, California 94501. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

       15. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that state's conflict-of-laws rules.


                                  7.

                              EXHIBIT I

                  NOTICE OF EXERCISE OF STOCK OPTION

          I hereby notify Somatix Therapy Corporation (the "Corporation") that I elect to purchase ____ shares of the Corporation's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on ______________________, 199__ to purchase up to twenty-five thousand (25,000) shares of such Common Stock at an option price of $________ per share (the "Exercise Price").

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.


_____________________         ________________________________
Date                          Optionee


                    Address:  ________________________________

                              ________________________________


Print name in exact manner
it is to appear on the
stock certificate:            _________________________________

                              _________________________________



Address to which certificate
is to be sent, if different
from address above:            ________________________________

                               ________________________________



Social Security Number:        ________________________________


                                 8.